Exhibit 10.22
CARDIOVASCULAR SYSTEMS, INC.
SUMMARY OF CALENDAR 2008
EXECUTIVE OFFICER BASE SALARIES
Effective January 1, 2008, our executive officers are scheduled to receive the following annual base salaries in their current positions:

Name and Current Position	Base Salary
David L. Martin	$395,000
President, Chief Executive Officer, Interim Chief Financial Officer and Director
James E. Flaherty	$218,000
Chief Administrative Officer
Robert J. Thatcher	$218,000
Executive Vice President
Paul Koehn	$176,550
Vice President of Manufacturing
Brian Doughty	$192,600
Vice President of Marketing
Paul Tyska	$200,000
Vice President of Business Development
Michael J. Kallok, Ph.D.	$255,000
Chief Scientific Officer and Director
John Borrell	$200,000
Vice President of Sales